News Release
For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports Third Quarter 2012 Results

VINELAND, NJ – October 24, 2012 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today net income available to common shareholders of $1.2 million, or $0.01 per diluted share, for the quarter ended September 30, 2012, compared to net income available to common shareholders of $2.7 million, or $0.03 per diluted share, for the third quarter of 2011.

The following are key items and events that occurred during the third quarter of 2012:

•
Provision expense totaled $1.9 million as compared to $510 thousand in the second quarter of 2012. The allowance for loan losses equaled $49.0 million at quarter end, a decrease of $2.4 million from June 30, 2012, and an increase of $7.3 million from December 31, 2011. The allowance for loan losses equaled 2.12% of gross loans held for investment and 40.6% of non-performing loans as compared to 2.29% and 49.4% and 1.82% and 38.7%, respectively, at June 30, 2012 and December 31, 2011.

•	Commercial loan production remained strong at $113 million during the third quarter versus $65 million in the linked quarter as the Company continues to originate strong credits for the portfolio.

•
The net interest margin equaled 3.41% versus 3.53% in the linked quarter. The current quarter margin was negatively impacted by $507 thousand of interest reversals as well as a decline in commercial loan yields. The interest reversals were due primarily to approximately $24 million in loan balances for two relationships which were moved to non-accrual status.  Although these two relationships were current at September 30, 2012 and are well secured, the Company elected to designate these loans as non-accrual because certain agreed upon financial metrics were not met. Excluding these two credits, the Company continued to experience reductions in the portfolio resulting from its ongoing efforts to manage the workout portfolio.

•
Non-interest income increased $2.1 million to $9.6 million as compared to the linked quarter primarily due to an increase of $2.3 million in gains on the sale of mortgage loans. The Company’s residential mortgage platform has continued its strong growth as $240 million in residential mortgage loans were recorded and $120 million sold during the third quarter as compared to $139 million and $86 million, respectively, in the linked quarter.

•	Total risk-based capital was 14.30% at September 30, 2012, well above the regulatory required level.

“Our parallel efforts to strengthen and grow the Company continued through the third quarter of this year,” said Thomas X. Geisel, Sun’s President and Chief Executive Officer.  “We are encouraged by the growth of our residential mortgage platform, and have demonstrated our competitive advantage with strong commercial loan production and a robust pipeline despite the difficult economic environment.  We will continue to focus our efforts on asset resolution, business growth and loan origination as we advance our corporate strategy for the balance of 2012.”

Discussion of Results:

Balance Sheet

● Total assets were $3.18 billion at September 30, 2012 and December 31, 2011 and $3.24 billion at September 30, 2011.

● Gross loans held-for-investment were $2.31 billion at September 30, 2012, as compared to $2.29 billion at December 31, 2011 and $2.30 billion at September 30, 2011. This increase is the result of growth in the residential mortgage portfolio.

● Deposits increased by $38.8 million from the linked quarter to $2.65 billion at September 30, 2012.  The increase was due to seasonal public funds activity.

● Borrowings increased by $27.7 million from the linked quarter in order to fund the residential loan growth during the period.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $552 thousand over the linked quarter to $24.5 million. The net interest margin decreased 12 basis points to 3.41% from 3.53% for the linked quarter, and 20 basis points as compared to the same prior year quarter. The average yield on interest-earning assets decreased 17 basis points over the linked quarter from 4.16% to 3.99%. This decrease is due to $547 thousand of interest reversals, primarily related to two credits, recorded during the quarter as well as declining commercial loan yields resulting from legacy loans maturing and/or re-setting at lower rates. The average cost of interest-bearing liabilities decreased seven basis points to 0.73% as interest-bearing deposit costs declined by four basis points and trust preferred debt rates re-set at lower levels.  The margin variance from the prior year is due to the continuing pressures in the current interest rate environment.

Non-Interest Income

● Non-interest income was $9.6 million for the quarter ended September 30, 2012, an increase of $2.1 million from the linked quarter of $7.5 million and $3.8 million above the comparable prior year quarter of $5.8 million. The increase from the linked quarter was primarily attributable to an increase of $2.3 million in gains on the sale of mortgage loans. Included in this increase is a $1.5 million positive mark-to-market adjustment as the Company elected the fair value option on its loans held-for-sale, effective July 1, 2012. The Company also recognized $630 thousand of net gains on forward commitments and interest rate lock commitments within its residential mortgage portfolio.  These increases were partially offset by a decrease of $430 thousand in gains on the sale of investment securities from the prior quarter.  In addition, there was a decrease of $238 thousand from the linked quarter in income from investment services.  The increase from the prior year period is due to an increase of $3.5 million in mortgage gains and a prior year derivative credit valuation loss of $309 thousand.

Non-Interest Expense

● The Company incurred $30.9 million of non-interest expense in the third quarter of 2012, an increase of $273 thousand over the linked quarter and an increase of $3.9 million from the comparable prior year quarter. Problem loan costs increased by $880 thousand due to $1.3 million in real estate tax expenses recognized on one non-performing relationship. Excluding this item, the normalized run rate for problem loan costs continues to decline. Salaries and benefits increased $372 thousand due to increased mortgage production. These items were mostly offset by a $544 thousand decline in advertising expense due to prior period Boomerang campaign expenses as well as a $455 thousand decrease in mortgage recourse expense. The increase in non-interest expense from the prior year period is due primarily to additional salaries and benefits expense associated with the mortgage expansion in 2012.

Asset Quality

● The provision for loan losses for the third quarter was $1.9 million, as compared to $510 thousand in the linked quarter and $2.3 million in the comparable prior year quarter. The allowance for loan losses was $49.0 million at September 30, 2012, or 2.12% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 1.82% at December 31, 2011 and 2.39% at September 30, 2011.  Net charge-offs recorded in the current quarter were $4.2 million, or 0.18% of average loans, as compared to $1.2 million, or 0.06% of average loans for the linked quarter and $5.8 million, or 0.25% of average loans outstanding for the comparable prior year quarter.

● Total non-performing assets were $126.4 million, or 5.32% of total gross loans held-for-investment, loans held-for-sale and real estate owned at September 30, 2012, as compared to $110.1 million, or 4.84% and $140.8 million, or 6.04%, respectively, at June 30, 2012 and September 30, 2011. Non-performing loans increased to $120.8 million at September 30, 2012 as compared to $104.0 million at June 30, 2012. This increase is due primarily to the aforementioned transfer of two credit relationships in the aggregate amount of $24 million into non-performing status at September 30, 2012; partially offset by $6.9 million in net paydowns out of the category.

Capital

● Stockholders’ equity totaled $287.5 million at September 30, 2012 compared to $309.1 million at December 31, 2011. The Company’s tangible equity to tangible assets ratio was 7.81% at September 30, 2012, as compared to 8.41% at December 31, 2011.  At September 30, 2012, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.30%, 12.73%, and 10.43%, respectively.  At September 30, 2012, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.63%, 12.37%, and 10.12%, respectively.

The Company will hold its regularly scheduled conference call on Thursday, October 25, 2012, at 11:00 a.m. (ET).  Participants may listen to the live web cast via the “Investor Relations” section of the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.18 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2012 and 2011 were $212 thousand and $292 thousand, respectively. The fully taxable equivalent adjustments for the nine months ended September 30, 2012 and 2011 were $661 thousand and $1.1 million, respectively. The fully taxable equivalent adjustment for the three months ended June 30, 2012 was $217 thousand. Non-operating income (loss) is also a non-GAAP financial measure. Non-operating income (loss) includes impairment losses recognized on available for sale securities included in earnings. There were no non-operating income (loss) items for the three months ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011. Non-operating loss during the nine months ended September 30, 2011 was $250 thousand.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
For the Three Months Ended			For the Nine Months Ended
September 30,			September 30,
	2012	2011	2012	2011
Profitability for the period:
Net interest income	$24,334	$26,181	$73,867	$77,799
Provision for loan losses	1,868	2,321	33,061	67,440
Non-interest income	9,588	5,770	22.635	6,664
Non-interest expense	30,860	26,973	89,010	82,999
Income (loss) before income taxes	1,194	2,657	(25,569)	(65,976)
Net income (loss)	1,228	2,680	(25,535)	(65,986)
Net income (loss) available to common shareholders	$1,228	$2,680	$(25,535)	$(65,986)

Financial ratios:
Return on average assets(1)	0.16%	0.33%	(1.08)%	(2.66)%
Return on average equity(1)	1.70%	3.48%	(11,52)%	(29.80)%
Return on average tangible equity(1),(2)	1.99%	4.10%	(13.51)%	(35.51)%
Net interest margin(1)	3.41%	3.61%	3.47%	3.49%
Efficiency ratio	90.97%	84.42%	92.24%	98.27%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	90.97%	84.42%	92.24%	97.98%

Earnings (loss) per common share:
Basic	$0.01	$0.03	$(0.30)	$(0.90)
Diluted	$0.01	$0.03	$(0.30)	$(0.90)

Average equity to average assets	9.17%	9.52%	9.41%	8.93%
	September 30,		December 31,
	2012	2011	2011
At period-end:
Total assets	$3,180,535	$3,236,219	$3,183,916
Total deposits	2,646,807	2,727,650	2,667,977
Loans receivable, net of allowance for loan losses	2,261,980	2,251,176	2,249,455
Loans held-for-sale(4)	60,676	20,868	23,192
Investments	527,034	557,380	532,715
Borrowings	78,011	32,010	31,269
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	287,480	308,055	309,083

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.12%	2.39%	1.82%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	5.32%	6.04%	4.86%
Allowance for loan losses to non-performing loans held-for-investment	40.56%	42.23%	38.69%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	14.30%	14.85%	15.22%
Sun National Bank	13.63%	13.07%	13.39%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	12.73%	13.59%	13.96%
Sun National Bank	12.37%	11.81%	12.13%
Leverage ratio:
Sun Bancorp, Inc.	10.43%	11.08%	11.09%
Sun National Bank	10.12%	9.64%	9.64%

Book value per common share	$3.34	$3.60	$3.61
Tangible book value per common share	$2.85	$3.06	$3.08
(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the nine months ended September 30, 2011 excludes net impairment losses on available for sale securities of $250 thousand.

(4) Amount at September 30, 2011 includes $5.2 million of commercial real estate loans marked at fair value.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	September 30, 2012	December 31, 2011
ASSETS
Cash and due from banks	$75,555	$68,773
Interest-earning bank balances	8,299	51,049
Cash and cash equivalents	83,854	119,822
Investment securities available for sale (amortized cost of $503,432 and $514,488 at September 30, 2012 and December 31, 2011, respectively)	508,173	515,545
Investment securities held to maturity (estimated fair value of $884 and $1,413 at September 30, 2012 and December 31, 2011, respectively)	821	1,344
Loans receivable (net of allowance for loan losses of $49,016 and $41,667 at September 30, 2012 and December 31, 2011, respectively)	2,261,980	2,249,455
Loans held-for-sale, at cost	-	23,192
Loans held-for-sale, at fair value	60,676	-
Restricted equity investments	18,040	15,826
Bank properties and equipment, net	51,630	54,756
Real estate owned	5,513	5,020
Accrued interest receivable	8,183	8,912
Goodwill	38,188	38,188
Intangible assets	4,183	6,947
Bank owned life insurance (BOLI)	76,369	74,871
Other assets	62,925	70,038
Total assets	$3,180,535	$3,183,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,646,807	$2,667,977
Federal funds purchased	30,000	-
Securities sold under agreements to repurchase – customers	3,587	5,668
Advances from the Federal Home Loan Bank of New York (FHLBNY)	16,749	2,733
Securities sold under agreements to repurchase – FHLBNY	20,000	15,000
Obligations under capital lease	7,675	7,868
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	1,937	432
Other liabilities	73,514	82,369
Total liabilities	2,893,055	2,874,833

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 100,000,000 shares authorized; 88,143,024 shares issued and 86,036,301 shares outstanding at September 30, 2012; 87,825,038 shares issued and 85,718,315 shares outstanding at December 31, 2011	88,171	87,825
Additional paid-in capital	505,954	504,508
Retained deficit	(283,055)	(257,520)
Accumulated other comprehensive income	2,804	625
Deferred compensation plan trust	(232)	(193)
Treasury stock at cost, 2,106,723 shares at September 30, 2012 and December 31, 2011	(26,162)	(26,162)
Total shareholders’ equity	287,480	309,083
Total liabilities and shareholders’ equity	$3,180,535	$3,183,916

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
INTEREST INCOME
Interest and fees on loans	$25,631	$28,149	$78,037	$85,115
Interest on taxable investment securities	2,221	2,603	7,278	8,086
Interest on non-taxable investment securities	393	542	1,228	1,984
Dividends on restricted equity investments	224	216	735	679
Total interest income	28,469	31,510	87,278	95,864
INTEREST EXPENSE
Interest on deposits	3,279	4,298	10,410	14,696
Interest on funds borrowed	259	356	978	1,067
Interest on junior subordinated debentures	597	675	2,023	2,302
Total interest expense	4,135	5,329	13,411	18,065
Net interest income	24,334	26,181	73,867	77,799
PROVISION FOR LOAN LOSSES	1,868	2,321	33,061	67,440
Net Interest income after provision for loan losses	22,466	23,860	40,806	10,359
NON-INTEREST INCOME
Service charges on deposit accounts	2,848	2,838	8,246	8,090
Other service charges	69	85	222	259
Gain on sale of loans	4,204	708	6,785	2,341
Impairment losses on available for sale securities	-	-	-	(250)
Gain on sale of investment securities	-	-	430	1,408
Investment products income	510	562	1,690	2,460
BOLI income	489	549	1,498	1,655
Derivative credit valuation adjustment	(198)	(309)	(525)	(12,324)
Other	1,666	1,337	4,289	3,025
Total non-interest income	9,588	5,770	22,635	6,664
NON-INTEREST EXPENSE
Salaries and employee benefits	16,128	13,619	46,655	39,490
Occupancy expense	3,275	3,021	9,595	9,730
Equipment expense	1,866	1,899	5,394	5,484
Amortization of intangible assets	922	922	2,764	2,764
Data processing expense	1,084	1,058	3,246	3,234
Professional fees	578	879	1,814	2,859
Insurance expenses	1,375	1,479	4,318	4,753
Advertising expense	464	395	1,769	2,282
Problem loan expense	2,154	1,506	4,905	6,476
Real estate owned expense, net	779	448	1,350	1,078
Office supplies expense	302	315	949	984
Other	1,933	1,432	6,251	3,865
Total non-interest expense	30,860	26,973	89,010	82,999
INCOME (LOSS) BEFORE INCOME TAXES	1,194	2,657	(25,569)	(65,976)
INCOME TAX (BENEFIT) EXPENSE	(34)	(23)	(34)	10
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,228	$2,680	$(25,535)	$(65,986)

Basic earnings (loss) per share	$0.01	$0.03	$(0.30)	$(0.90)
Diluted earnings (loss) per share	$0.01	$0.03	$(0.30)	$(0.90)
Weighted average shares – basic	86,001,929	84,429,644	85,888,236	73,643,303
Weighted average shares - diluted	86,047,655	84,538,449	85,888,236	73,643,303

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2012	2012	2012	2011	2011
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Cash and cash equivalents	$83,854	$115,891	$87,553	$119,822	$134,209
Investment securities	527,034	549,849	576,457	532,715	557,380
Loans held-for-investment:
Commercial and industrial	1,802,060	1,794,830	1,820,054	1,878,026	1,899,231
Home equity	212,911	217,768	219,926	224,517	230,098
Second mortgage	32,610	36,429	38,815	41,470	45,030
Residential real estate	224,346	153,373	109,807	100,438	82,967
Other	39,069	42,486	36,952	46,671	49,077
Total gross loans held-for-investment	2,310,996	2,244,886	2,225,554	2,291,122	2,306,403
Allowance for loan losses	(49,016)	(51,394)	(52,127)	(41,667)	(55,227)
Net loans held-for-investment	2,261,980	2,193,492	2,173,427	2,249,455	2,251,176
Loans held-for-sale	60,676	24,672	25,034	23,192	20,868
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	4,183	5,104	6,025	6,947	7,868
Total assets	3,180,535	3,133,487	3,113,269	3,183,916	3,236,219
Total deposits	2,646,807	2,608,034	2,631,652	2,667,977	2,727,650
Federal funds purchased	30,000	-	-	-	-
Securities sold under agreements to repurchase – customers	3,587	5,454	5,870	5,668	6,026
Advances from FHLBNY	16,749	22,080	2,408	2,733	3,054
Securities sold under agreements to repurchase – FHLBNY	20,000	15,000	15,000	15,000	15,000
Obligations under capital lease	7,675	7,740	7,805	7,868	7,930
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders’ equity	287,480	284,768	283,163	309,083	308,055
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,805,623	$1,815,704	$1,849,216	$1,910,635	$1,901,394
Home equity	215,542	218,910	220,411	226,345	232,458
Second mortgage	35,816	38,545	41,346	44,600	47,844
Residential real estate	230,259	155,479	123,567	111,514	89,010
Other	33,658	34,765	41,733	46,248	49,361
Total gross loans	2,320,898	2,263,403	2,276,273	2,339,342	2,320,067
Securities and other interest-earning assets	555,846	583,788	580,349	602,485	616,679
Total interest-earning assets	2,876,744	2,847,191	2,856,622	2,941,827	2,936,746
Total assets	3,153,668	3,116,627	3,154,984	3,229,699	3,234,551
Non-interest-bearing demand deposits	504,936	493,707	487,088	536,558	528,505
Total deposits	2,642,048	2,604,083	2,621,736	2,706,772	2,716,542
Total interest-bearing liabilities	2,279,177	2,259,370	2,265,830	2,294,786	2,313,896
Total shareholders’ equity	289,129	285,667	312,281	310,786	308,025
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.30%	14.61%	14.49%	15.22%	14.85%
Sun National Bank	13.63%	13.90%	13.77%	13.39%	13.07%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.73%	13.00%	12.86%	13.96%	13.59%
Sun National Bank	12.37%	12.64%	12.51%	12.13%	11.81%
Leverage ratio:
Sun Bancorp, Inc.	10.43%	10.45%	10.21%	11.09%	11.08%
Sun National Bank	10.12%	10.15%	9.93%	9.64%	9.64%

Average equity to average assets	9.17%	9.17%	9.91%	9.62%	9.52%
Allowance for loan losses to total gross loans held-for-investment	2.12%	2.29%	2.34%	1.82%	2.39%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	5.32%	4.84%	5.27%	4.86%	6.04%
Allowance for loan losses to non-performing loans held-for-investment	40.56%	49.44%	45.52%	38.69%	42.23%

Other data:
Net charge-offs	(4,246)	(1,243)	(20,223)	(20,386)	(5,809)
Non-performing assets:
Non-accrual loans	$95,383	$79,696	$87,847	$89,656	$107,665
Non-accrual loans held-for-sale	-	-	-	-	5,186
Troubled debt restructurings, non-accrual	25,454	24,256	26,674	17,875	22,353
Loans past due 90 days and accruing	-	-	74	154	744
Real estate owned, net	5,513	6,116	4,165	5,020	4,893
Total non-performing assets	126,350	110,068	118,760	112,705	140,841
(1) Average balances include non-accrual loans and loans held-for-sale (2) September 30, 2012 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2012	2012	2012	2011	2011
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$28,681	$29,619	$29,641	$31,087	$31,802
Interest expense	4,135	4,519	4,758	5,087	5,329
Tax-equivalent net interest income	24,546	25,098	24,883	26,000	26,473
Tax-equivalent adjustment	212	217	233	271	292
Provision for loan losses	1,868	510	30,683	6,826	2,321
Non-interest income excluding net impairment losses on available for sale securities	9,588	7,527	5,519	6,804	5,770
Non-interest expense excluding amortization of intangible assets	29,938	29,666	26,643	26,305	26,051
Amortization of intangible assets	922	921	921	921	922
Income (loss) before income taxes	1,194	1,313	(28,078)	(1,519)	2,657)
Income tax benefit	(34)	-	-	-	(23)
Net income (loss)	1,228	1,313	(28,078)	(1,519)	2,680
Net income (loss) available to common shareholders	$1,228	$1,313	$(28,078)	$(1,519)	$2,680
Financial ratios:
Return on average assets (1)	0.16%	0.17%	(3.56)%	(0.19)%	0.33%
Return on average equity (1)	1.70%	1.84%	(35.97)%	(1.96)%	3.48%
Return on average tangible equity (1),(2)	1.99%	2.17%	(41.97)%	(2.29)%	4.10%
Net interest margin (1)	3.41%	3.53%	3.48%	3.54%	3.61%
Efficiency ratio	90.97%	94.38%	91.37%	83.69%	84.42%
Per share data:
Income (loss) per common share:
Basic	$0.01	$0.02	$(0.34)	$(0.02)	$0.03
Diluted	$0.01	$0.02	$(0.34)	$(0.02)	$0.03
Book value	$3.34	$3.31	$3.30	$3.61	$3.60
Tangible book value	$2.85	$2.81	$2.78	$3.08	$3.06
Average basic shares	86,001,929	85,884,671	85,776,858	85,587,878	84,429,644
Average diluted shares	86,047,655	85,916,421	85,776,858	85,587,878	84,538,449
Operating non-interest income:
Service charges on deposit accounts	$2,848	$2,730	$2,668	$2,799	$2,838
Other service charges	69	80	73	71	85
Gain on sale of loans	4,204	1,865	716	906	708
Net gain on sale of available for sale securities	-	430	-	280	-
Investment products income	510	748	432	453	562
BOLI income	489	492	516	1,309	549
Derivative credit valuation adjustment	(198)	(13)	(314)	(214)	(309)
Other income	1,666	1,195	1,428	1,200	1,337
Total non-interest income	$9,588	$7,527	$5,519	$6,804	5,770
Operating non-interest expense:
Salaries and employee benefits	$16,128	$15,756	$14,771	$13,011	$13,619
Occupancy expense	3,275	3,271	3,049	3,643	3,021
Equipment expense	1,866	1,763	1,765	1,858	1,899
Data processing expense	1,084	1,106	1,056	1,118	1,058
Amortization of intangible assets	922	921	921	921	922
Insurance expense	1,375	1,464	1,479	1,433	1,479
Professional fees	578	757	479	412	879
Advertising expense	464	1,008	297	664	395
Problem loan costs	2,154	1,274	1,477	1,866	1,506
Real estate owned expense,net	779	490	81	108	448
Office supplies expense	302	328	319	323	315
Other expense	1,933	2,449	1,870	1,869	1,432
Total non-interest expense	$30,860	$30,587	$27,564	$27,226	$26,973
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,805,623	$20,139	4.46%	$1,901,394	$23,028	4.84%
Home equity	215,542	2,141	3.97	232,458	2,418	4.16
Second mortgage	35,816	518	5.79	47,844	698	5.84
Residential real estate	230,259	2,257	3.92	89,010	1,161	5.22
Other	33,658	576	6.85	49,361	844	6.84
Total loans receivable	2,320,898	25,631	4.42	2,320,067	28,149	4.85
Investment securities(3)	534,842	3,038	2.27	498,329	3,582	2.88
Interest-earning bank balances	21,004	12	0.23	118,350	71	0.24
Total interest-earning assets	2,876,744	28,681	3.99	2,936,746	31,802	4.33
Non-interest earning assets:
Cash and due from banks	75,627			72,744
Bank properties and equipment, net	52,127			55,461
Goodwill and intangible assets, net	42,826			46,511
Other assets	106,344			123,089
Total non-interest-earning assets	276,924			297,805
Total assets	$3,153,668			$3,234,551

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,218,338	$1,195	0.39%	$1,286,426	$1,589	0.49%
Savings deposits	264,112	225	0.34	270,196	321	0.48
Time deposits	654,662	1,859	1.14	631,415	2,388	1.51
Total interest-bearing deposit accounts	2,137,112	3,279	0.61	2,188,037	4,298	0.79
Short-term borrowings:
Federal funds purchased	6,467	4	0.25	-	-	-
FHLBNY advances	20,000	22	0.44	-	-	-
Securities sold under agreements to repurchase - customers	4,925	2	0.16	6,952	1	0.06
Long-term borrowings:
FHLBNY advances (4)	10,181	103	4.71	18,162	223	4.91
Obligations under capital lease	7,706	128	6.64	8,019	132	6.63
Junior subordinated debentures	92,786	597	2.57	92,786	675	2.91
Total borrowings	142,065	856	2.46	125,859	1,031	3.28
Total interest-bearing liabilities	2,279,177	4,135	0.73	2,313,896	5,329	0.92
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	504,936			528,505
Other liabilities	80,426			84,125
Total non-interest bearing liabilities	585,362			612,630
Total liabilities	2,864,539			2.926,526
Shareholders' equity	289,129			308,025
Total liabilities and shareholders' equity	$3,153,668			$3,234,551

Net interest income		$24,546			$26,473
Interest rate spread (5)			3.26%			3.41%
Net interest margin (6)			3.41%			3.61%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.22%			126.92%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2012 and 2011 were $212 thousand and $292 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,823,449	$62,537	4.57%	$1,969,551	$69,565	4.71%
Home equity	218,278	6,683	4.08	234,278	7,426	4.23
Second mortgage	38,559	1,658	5.73	50,481	2,207	5.83
Residential real estate	169,989	5,241	4.11	79,885	3,209	5.36
Other	36,707	1,918	6.97	52,656	2,708	6.86
Total loans receivable	2,286,982	78,037	4.55	2,386,851	85,115	4.75
Investment securities (3)	547,968	9,858	2.40	490,397	11,565	3.14
Interest-earning bank balances	25,296	44	0.23	139,297	253	0.24
Total interest-earning assets	2,860,246	87,939	4.10	3,016,545	96,933	4.28
Non-interest earning assets:
Cash and due from banks	73,292			71,980
Bank properties and equipment, net	53,206			54,362
Goodwill and intangible assets, net	43,743			47,424
Other assets	111,242			114,496
Total non-interest-earning assets	281,483			288,262
Total assets	$3,141,729			$3,304,807

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,226,064	$3,600	0.39%	$1,333,259	$5,589	0.56%
Savings deposits	263,091	671	0.34	274,280	1,127	0.55
Time deposits	638,259	6,139	1.28	689,738	7,980	1.54
Total interest-bearing deposit accounts	2,127,414	10,410	0.65	2,297,277	14,696	0.85
Short-term borrowings:
Federal funds purchased	7,263	19	0.35	-	-	-
FHLBNY advances	6,715	41	0.81
Securities sold under agreements to repurchase - customers	5,797	6	0.14	6,942	6	0.12
Long-term borrowings:
FHLBNY advances (4)	20,421	526	3.43	18,476	665	4.80
Obligations under capital lease	7,770	386	6.62	8,019	396	6.58
Junior subordinated debentures	92,786	2,023	2.91	92,786	2,302	3.31
Total borrowings	140,752	3,001	2.84	126,223	3,369	3.56
Total interest-bearing liabilities	2,268,166	13,411	0.79	2,423,500	18,065	0.99
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	495,279			500,620
Other liabilities	82,615			85,489
Total non-interest bearing liabilities	577,894			586,109
Total liabilities	2,846,060			3,009,609
Shareholders' equity	295,669			295,198
Total liabilities and shareholders' equity	$3,141,729			$3,304,807

Net interest income		$74,528			$78,868
Interest rate spread (5)			3.31%			3.29%
Net interest margin (6)			3.47%			3.49%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.10%			124.47%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the nine months ended September 30, 2012 and 2011 were $661 thousand and $1.1 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	September 30, 2012			June 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,805,623	$20,139	4.46%	$1,815,704	$21,123	4.65%
Home equity	215,542	2,141	3.97	218,910	2,297	4.20
Second mortgage	35,816	518	5.79	38,545	550	5.71
Residential real estate	230,259	2,257	3.92	155,479	1,608	4.14
Other	33,658	576	6.85	34,765	624	7.18
Total loans receivable	2,320,898	25,631	4.42	2,263,403	26,202	4.63
Investment securities (3)	534,842	3,038	2.27	558,708	3,402	2.44
Interest-earning bank balances	21,004	12	0.23	25,080	15	0.24
Total interest-earning assets	2,876,744	28,681	3.99	2,847,191	29,619	4.16
Non-interest earning assets:
Cash and due from banks	75,627			72,472
Bank properties and equipment, net	52,127			53,164
Goodwill and intangible assets, net	42,826			43,745
Other assets	106,344			100,055
Total non-interest-earning assets	276,924			269,436
Total assets	$3,153,668			$3,116,627

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,218,338	$1,195	0.39%	$1,208,250	1,146	0.38%
Savings deposits	264,112	225	0.34	262,947	217	0.33
Time deposits	654,662	1,859	1.14	639,179	2,084	1.30
Total interest-bearing deposit accounts	2,137,112	3,279	0.61	2,110,376	3,447	0.65
Short-term borrowings:
Federal funds purchased	6,467	4	0.25	8,956	9	0.40
FHLBNY advances	20,000	22	0.44	-	-	-
Securities sold under agreements to repurchase - customers	4,925	2	0.16	5,807	2	0.14
Long-term borrowings:
FHLBNY advances (4)	10,181	103	4.71	33,675	229	2.72
Obligations under capital lease	7,706	128	6.64	7,770	129	6.64
Junior subordinated debentures	92,786	599	2.57	92,786	703	3.04
Total borrowings	142,065	856	2.46	148,994	1,072	2.88
Total interest-bearing liabilities	2,279,177	4,135	0.73	2,259,370	4,521.80
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	504,936			493,707
Other liabilities	80,426			77,883
Total non-interest bearing liabilities	585,362			571,590
Total liabilities	2,864,539			2,830,960
Shareholders' equity	289,129			285,667
Total liabilities and shareholders' equity	$3,153,668			$3,116,627

Net interest income		$24,546			$25,098
Interest rate spread (5)			3.26%			3.36%
Net interest margin (6)			3.41%			3.53%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.22%			126.02%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2012 and June 30, 2012 were $212 thousand and $217 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.